Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement No. 333-251397 on Form S-4 of our report dated December 16, 2020 (January 22, 2021 as to the effects of the immaterial correction of errors discussed in Note 2), relating to the consolidated financial statements of Stem, Inc. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/DELOITTE & TOUCHE LLP

San Jose, California

February 11, 2021